Disclaimer

The information contained in the attached materials (the "Information") has been provided by Credit Suisse Securities (USA) LLC ("CS") and is preliminary and subject to change.   The Information does not include all of the information required to be included in the private placement memorandum relating to the securities.  As such, the Information may not reflect the impact of all structural characteristics of the securities.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Prospective purchasers are recommended to review the final private placement memorandum relating to the securities ("Offering Documents") discussed in this communication.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final private placement memorandum may be obtained from CS by calling toll-free 1-800-221-1037.

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Collateral Analysis

				(deal as a whole)
			Wtd Avg	Percent of	Wtd Avg		Wtd Avg	Wtd Avg	Wtd Avg	% Silent
FICO Low	FICO High	LTV	Current Balance	Current Balance	GWAC	% MI	FICO	DTI	LTV	Seconds	% SFD	% PUD	% Owner Occ	% Full Doc	% Ltd Doc	% Stated Doc	% Int Only
500	524	> 65%
525	549	> 65%
550	574	> 65%
575	599	> 70%
600	624	> 70%	323439	1.1	8.02	2.8	622	42.3	77.8	40.2	67.1	6.9	77.7	12.1	66.8	5.8	20.3
625	649	> 70%	243366	6.4	8.07	4.1	640	38.9	78.7	47.4	55.3	15.2	69.8	12.1	69.7	10	24.5
650	674	> 80%	184577	0.8	7.82	100	663	41.3	90.7	3.8	58.7	20.6	79	21.8	60.2	10.9	14.7
675	699	> 80%	200635	1	7.83	100	685	39.2	90.7	1.6	46.5	24.2	74.4	14.7	49.9	3.5	22.4
700	724	> 80%	178365	0.7	7.91	100	712	38.5	92.3	0	63.4	18.2	66.2	11.2	41.8	10.1	17.6
725	749	> 85%	177871	0.4	7.86	100	735	39.2	92	0	57.3	4.2	62.6	13.1	51.5	4.2	14.8
750	774	> 85%	203069	0.2	7.49	100	767	42.7	91	0	31.6	27.9	64.2	21.9	60.3	0	34.8
775	799	> 85%	191485	0.2	6.54	100	782	35.4	91.6	0	39.9	35.5	87.6	19.7	68.8	0	0
800	max	> 85%	175707	0.1	7.57	100	804	0	91.6	0	68.3	31.7	31.7	0	68.3	0	0
TOTAL AND WAVG

			Wtd Avg	Percent of	Wtd Avg		Wtd Avg	Wtd Avg	Wtd Avg	% Silent
LTV Low	LTV High	DTI	Current Balance	Current Balance	GWAC	% MI	FICO	DTI	LTV	Seconds	% SFD	% PUD	% Owner Occ	% Full Doc	% Ltd Doc	% Stated Doc	% Int Only
60%	64%	> 49.9%	261821	0	6.57	0	695	50.9	63	0	81.6	18.4	100	18.4	81.6	0	0
65%	69%	> 49.9%	266715	0	7.23	0	640	51.4	68.1	0	84.4	0	100	0	84.4	15.6	84.4
70%	74%	> 49.9%	325327	0.2	6.83	0	688	54.1	71	42.4	64.6	35.4	91.2	16.5	83.5	0	0
75%	79%	> 49.9%	247252	0.3	7.89	0	671	52.7	77	45.2	63.5	0	56.4	11.7	66	22.4	7.8
80%	84%	> 49.9%	237806	0.8	7.75	2.8	698	52.5	80.1	65.8	45.2	17.9	61.1	24.1	60.2	15.8	36.2
85%	89%	> 49.9%	168666	0.1	6.83	100	714	55.4	88	0	62.7	25.7	62.7	74.3	25.7	0	81.3
90%	94%	> 49.9%	109720	0	7.52	100	656	58.2	90	0	13.6	0	40.9	86.4	0	13.6	0
95%	99%	> 49.9%	198789	0.1	7.36	100	703	59.6	95	0	28.6	22.2	71.4	91	9	0	0
100%	max	> 49.9%	121929	0.1	7.39	100	673	58.7	100	0	34.8	0	100	100	0	0	0
TOTAL AND WAVG

			Wtd Avg	Percent of	Wtd Avg		Wtd Avg	Wtd Avg	Wtd Avg	% Silent
DTI Low	DTI High	FICO	Current Balance	Current Balance	GWAC	% MI	FICO	DTI	LTV	Seconds	% SFD	% PUD	% Owner Occ	% Full Doc	% Ltd Doc	% Stated Doc	% Int Only
20.0%	24.9%	< 525
25.0%	29.9%	< 550
30.0%	34.9%	< 575
35.0%	39.9%	< 600
40.0%	44.9%	< 625	258816	0.3	7.79	7.9	622	42.6	79	66.8	73	20.3	100	19.4	60.6	20.1	16.6
45.0%	49.9%	< 650	262984	1.4	8.11	0	635	47.3	75.9	44.8	59.1	6	75	21.3	64.4	14.3	21.5
50.0%	54.9%	< 675	210043	0.5	7.42	9.2	652	52.3	77.4	31.7	45.7	17.5	71.3	31.4	57.3	11.3	21.4
55.0%	max	< 700	125451	0.2	7.72	59.2	668	58.6	87.2	6.5	45.3	15.5	44.2	60.1	22.3	17.6	7.7
TOTAL AND WAVG

LIMITED AND STATED DOC
			Wtd Avg	Percent of	Wtd Avg		Wtd Avg	Wtd Avg	Wtd Avg	% Silent
FICO Low	FICO High		Current Balance	Current Balance	GWAC	% MI	FICO	DTI	LTV	Seconds	% SFD	% PUD	% Owner Occ	% Full Doc	% Ltd Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
500	524
525	549
550	574
575	599
600	624		289021	1.1	7.88	2.8	622	39.7	73.3	36.1	68.9	8.3	84.7	0	90.6	9.4	21.2	32.5	19.4	10
625	649		266817	7.1	7.86	2.8	639	38	72.9	40.8	62.5	13.3	74.2	0	86.2	13.8	26.9	18.5	12.4	13.7
650	674		290407	15.6	7.77	3.8	662	38.8	76.1	50.3	55.1	16.5	73.8	0	83.5	16.5	42.4	23.3	11.8	11.6
675	699		269453	16.2	7.57	3.4	687	37.8	76.4	48.9	50.7	13.2	68.6	0	86	14	48.8	25	12.1	13.6
700	724		263412	11.6	7.43	3.3	712	36.3	75.3	52.3	50.9	11.4	65.6	0	81.6	18.4	49.8	27.3	12.6	10.2
725	749		253252	7.5	7.26	3.4	736	37.1	75.1	47.6	48.8	13.9	64.9	0	86.7	13.3	49.4	31.3	11.7	11.1
750	774		283946	6.3	7.18	2.8	762	37.6	74.6	49	50	13.4	68.6	0	93	7	44.6	32.4	11.3	11.2
775	799		283196	3.5	7.05	3.7	786	33.7	70.3	37.7	50.4	16.3	67.3	0	89.3	10.7	42.5	26.9	11.9	8.8
800	max		241942	0.8	7.04	6.2	807	35.2	69.5	30.6	57.1	22	66.4	0	90.4	9.6	55.1	35.9	21.4	10.2
TOTAL AND WAVG

IO LOANS
			Wtd Avg	Percent of	Wtd Avg		Wtd Avg	Wtd Avg	Wtd Avg	% Silent
FICO Low	FICO High		Current Balance	Current Balance	GWAC	% MI	FICO	DTI	LTV	Seconds	% SFD	% PUD	% Owner Occ	% Full Doc	% Ltd Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
500	524
525	549
550	574
575	599
600	624		481779	0.3	7.34	0	623	43.2	71	15.5	100	0	100	25.3	70.9	3.8	100	65.2	0	25.3
625	649		344850	2.3	7.71	2.1	639	37.9	72.9	41.7	56.2	22.3	81.5	7.1	82.5	1.4	100	28.3	11.8	12.6
650	674		333959	7.5	7.7	1.5	663	39.2	76.7	59.4	56.7	16.5	77.4	6.6	78.4	9.9	100	33.2	13.3	11.1
675	699		297915	9.5	7.54	2.4	687	39.2	77.4	53.9	50.7	15.3	75.4	8.6	71.3	11.7	100	36.2	10.2	13.7
700	724		311768	7.6	7.39	1.7	712	37.9	75.7	58.3	52.1	15.1	74.7	9.2	62.5	13.9	100	39.6	8	12.4
725	749		298872	5.1	7.3	1.4	736	37.4	75.1	54.2	45.8	22.9	74.3	13.8	63.4	8.6	100	38.4	7.1	9
750	774		291122	4.6	7.16	2.4	762	38	74.4	46.8	50.3	18.5	74.9	17.7	58.8	2.6	100	34.4	9.1	12.9
775	799		314848	2.5	7.05	0.8	787	35.5	69	46.4	48	21.9	66	22	49.7	9.2	100	38.1	7.7	7.6
800	max		280323	0.6	6.9	0	807	37	70.1	40	55.9	25.8	76	15.5	70.7	2.5	100	42.4	15	6.4
TOTAL AND WAVG

40 Year Loans
			Wtd Avg	Percent of	Wtd Avg		Wtd Avg	Wtd Avg	Wtd Avg	% Silent
FICO Low	FICO High		Current Balance	Current Balance	GWAC	% MI	FICO	DTI	LTV	Seconds	% SFD	% PUD	% Owner Occ	% Full Doc	% Ltd Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
500	524
525	549
550	574
575	599
600	624
625	649
650	674
675	699
700	724
725	749
750	774
775	799
800	max
TOTAL AND WAVG

Investor Properties
			Wtd Avg	Percent of	Wtd Avg		Wtd Avg	Wtd Avg	Wtd Avg	% Silent
FICO Low	FICO High		Current Balance	Current Balance	GWAC	% MI	FICO	DTI	LTV	Seconds	% SFD	% PUD	% Owner Occ	% Full Doc	% Ltd Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
500	524
525	549
550	574
575	599
600	624		189419	0.3	8.71	2.5	623	30.9	74.6	23.3	31.8	0	0	0	37.1	4.1	0	0	58.2	5.9
625	649		195830	2	8.3	3.5	641	36.3	74.8	38.5	46.7	3.8	0	15.9	50.9	21.8	11.6	18.2	18.2	8.7
650	674		202652	4.2	8.26	3.6	663	35.8	76	49.2	38.2	7.5	0	5	63.6	20.3	33.7	7.2	17.3	14.1
675	699		210998	5.8	8.14	3.2	687	35.7	76	35.5	38.2	5.4	0	3	63.8	14.1	35.7	13.3	18.9	16.9
700	724		199627	4.5	7.94	3.7	711	32.4	73.8	37.9	38.7	6.6	0	5.7	63.2	14.8	33.6	14.4	14.8	11.9
725	749		212189	3.3	7.8	5.9	736	33	74.5	39.2	33.3	13.3	0	7.8	66.9	8.8	39.8	22.9	13.9	13.9
750	774		193649	2.4	7.82	3.2	762	35.7	71.8	41.1	31.4	11.1	0	9.1	64.7	7.6	43.7	21.1	14.9	17.7
775	799		213549	1.7	7.55	2.4	786	32	68.6	24.7	46.3	9.5	0	22.6	57.1	3.1	43.2	28.2	5	11.5
800	max		250787	0.6	7.71	8.9	806	32.5	65.7	12.8	26.3	6.4	0	16.6	28.6	6.9	16.9	32	38.2	15.9
TOTAL AND WAVG

Seconds
			Wtd Avg	Percent of	Wtd Avg		Wtd Avg	Wtd Avg	Wtd Avg	% Silent
FICO Low	FICO High		Current Balance	Current Balance	GWAC	% MI	FICO	DTI	LTV	Seconds	% SFD	% PUD	% Owner Occ	% Full Doc	% Ltd Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
500	524
525	549
550	574
575	599
600	624
625	649
650	674
675	699
700	724
725	749
750	774
775	799
800	max
TOTAL AND WAVG

With Silent Seconds
			Wtd Avg	Percent of	Wtd Avg		Wtd Avg	Wtd Avg	Wtd Avg	% Silent
FICO Low	FICO High		Current Balance	Current Balance	GWAC	% MI	FICO	DTI	LTV	Seconds	% SFD	% PUD	% Owner Occ	% Full Doc	% Ltd Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
500	524
525	549
550	574
575	599
600	624		257940	0.5	8.24	0	622	40.8	78.6	100	68.8	8.4	85.2	11.1	73.4	13.1	10.5	7.9	19.4	6.3
625	649		249529	3.4	8.06	0.4	641	39.7	77.4	100	54.3	14	73.8	13.1	72.7	12.7	27.9	17.5	10.7	6.5
650	674		274990	8.9	7.92	0.8	662	39.9	77.8	100	53.8	16.1	74.4	9.5	74.7	13.5	50.1	19.9	11	9.8
675	699		263558	9.2	7.69	0.2	687	39.3	78.3	100	45.5	15.2	74.5	9.1	73.3	12.4	55.5	20	13.1	14.5
700	724		257262	7.7	7.56	0	712	38.6	77.6	100	46.9	17.4	74.6	10.7	63.3	16	57.7	21.6	11.1	10.7
725	749		249304	5	7.4	0	736	38.6	77.2	100	46.9	21.4	73.1	16.3	61.2	10.1	55.7	17.2	14.5	10.4
750	774		276320	4.3	7.26	0	762	38.6	76	100	46.9	16.8	72.4	14.7	65.9	6.3	50.1	26	14.1	8.9
775	799		278035	2.3	7.21	0	786	37.5	75.2	100	50.6	17.8	79.5	27.9	49.4	6.9	50	21.4	11.9	3.7
800	max		216010	0.4	7.18	0	807	39.4	76.9	100	63.3	20.3	76.9	20.6	58	10.6	67.5	14.6	31.7	10.4
TOTAL AND WAVG